UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2023, Scilex Holding Company (the “Company”), Cove Lane Onshore Fund, LLC (“Cove Lane”), HBC Investments LLC (“HBC” and together with Cove Lane, the “Investors” and each an “Investor”) and Hudson Bay Capital Management LP (“Hudson Bay” and collectively with the Investors, the “Hudson Bay Parties” and each a “Hudson Bay Party”) entered into a settlement agreement (the “Settlement Agreement”).

Previously, in contemplation of entering into a financing agreement, the Company and Hudson Bay entered into a confidential term sheet for senior secured convertible notes and warrants on or around August 17, 2023 (the “HB Term Sheet”) and the Hudson Bay Parties and the Company entered into that certain Letter Agreement, dated August 22, 2023 (the “HB Letter Agreement”). Additionally, the Company and the Investors entered into that certain Securities Purchase Agreement (the “HB Purchase Agreement”), dated August 24, 2023, pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase and acquire, up to an aggregate of $118,557,000 in principal amount of the Company’s Senior Secured Convertible Debentures due, subject to the terms therein, one year from their date of issuance, and warrants to purchase shares of common stock of the Company, par value $0.0001 (“Common Stock”).

Pursuant to the Settlement Agreement, the HB Purchase Agreement was terminated, the parties acknowledged that the HB Term Sheet has expired, been superseded and is of no further force and effect and the Company and each of the Hudson Bay Parties released claims related to the HB Term Sheet, HB Letter Agreement and the HB Purchase Agreement.

Additionally, pursuant to the Settlement Agreement, in full and complete satisfaction of the Company’s remaining obligations under the HB Letter Agreement, the Company agreed to, upon the earlier of (i) the date that is two business days following the consummation of the Sorrento Stock Sale (as defined in the Settlement Agreement) and (ii) December 31, 2023, issue shares of Common Stock to Cove Lane and HBC having a value equal to $255,000 and $495,000, respectively (collectively, the “Shares”), with the number of shares issuable to each of Cove Lane and HBC determined by dividing such respective amounts by the “Minimum Price” as defined under Rule 5635(d) of the Nasdaq Stock Market Rules as of the date of issuance, rounded down to the nearest whole share. The Company agreed to register the Shares by the earlier of (i) the date that is 30 days following the consummation of the Sorrento Stock Sale and (ii) December 31, 2023.

Lastly, pursuant to the Settlement Agreement and subject to the certain requirements and exceptions included therein, until January 13, 2024, upon the issuance by the Company of Common Stock or common stock equivalents for cash consideration, indebtedness or a combination thereof in a financing transaction, Cove Land and HBC have the right to participate in such a financing up to an amount equal to 11.22% and 21.78%, respectively, of the amount of such financing.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Shares is incorporated herein by reference into this Item 3.02 in its entirety. The Shares will be issued to Cove Lane and HBC in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of Cove Lane and HBC has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire such Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Except for the registration rights contemplated by the Settlement Agreement, the Shares will not be registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Settlement Agreement is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement, dated September 15, 2023, by and among Scilex Holding Company, Cove Lane Onshore Fund, LLC, HBC Investments LLC and Hudson Bay Capital Management LP.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 21, 2023

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